EXHIBIT 23.1



              CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the the incorporation by reference in this registration statement on Form S-3 of our reports dated February 22, 1995, on our audits of the consolidated financial statements and financial statement schedule of Ionics, Incorporated as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which reports are included or incorporated in the Company's 1994 Annual Report on Form 10-K.


     We also consent to the reference to our Firm under the caption of "Experts" in the prospectus portion of this registration statement.



                                   COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
October 25, 1995



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